Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom llp
Four Times Square	FIRM/AFFILIATE
New York 10036-6522	OFFICES

TEL: (212) 735-3000	BOSTON
FAX: (212) 735-2000	CHICAGO
www.skadden.com	HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
June 15, 2012	HONG KONG
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MUNICH
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Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Re:	Selective Insurance Group, Inc.;
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) senior, senior subordinated or junior subordinated unsecured debt securities, in one or more series (the "Debt Securities"), which may be issued under the Indenture (the "Senior Indenture"), proposed to be entered into between the Company and U.S. Bank National Association, as trustee, the Subordinated Debt Indenture (the "Subordinated Indenture"), proposed to be entered into between the Company and U.S. Bank National Association, as trustee, and the Junior Subordinated Debt Indenture (the "Junior Subordinated Indenture"), proposed to be entered into between the Company and U.S. Bank National Association, as trustee, respectively (collectively, the "Indentures" and each trustee, a "Trustee"); (ii) shares of preferred stock, no par value per share, of the Company (the "Preferred Stock"), in one or more series; (iii) shares of common stock, par value $2.00 per share, of the Company (the "Common Stock"); (iv) stock purchase contracts of the Company (the

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June 15, 2012

"Stock Purchase Contracts"), obligating the holders to purchase from or sell to the Company, and the Company to sell to or purchase from the holders, Common Stock at a future date or dates, which may be issued under one or more purchase contract agreements (the "Stock Purchase Contract Agreements") proposed to be entered into by the Company and a purchase contract agent or agents to be named (each, a "Stock Purchase Contract Agent"); (v) stock purchase units of the Company (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and either a beneficial interest in Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, securing a holder's obligation to purchase or to sell, as the case may be, shares of Common Stock under such holder's Stock Purchase Contract; (vi) warrants of the Company (the "Warrants") to purchase any combination of the Company's Debt Securities, Common Stock or Preferred Stock pursuant to one or more warrant agreements (the "Warrant Agreements") proposed to be entered into between the Company and a warrant agent to be named (each, a "Warrant Agent"); and (vii) such indeterminate amount of Debt Securities and number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, the "Indeterminate Securities"). The Debt Securities, the Preferred Stock, the Common Stock, the Stock Purchase Contracts, the Stock Purchase Units, the Warrants and the Indeterminate Securities are collectively referred to herein as the "Offered Securities."

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K adopted under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement relating to the Offered Securities;

(ii)	the form of Senior Indenture, and the form of senior note included therein, incorporated by reference into the Registration Statement;

(iii)	the form of Subordinated Indenture, and the form of subordinated note included therein, incorporated by reference into the Registration Statement; and

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June 15, 2012

(iv)	the form of Junior Subordinated Indenture, and the form of junior subordinated note included therein, incorporated by reference into the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 1, 2, 3 and 4 below, the validity and binding effect thereof on such parties. We have assumed that the Company is and has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have the requisite legal status and legal capacity, under the laws of the State of New Jersey and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indentures, any supplemental indentures thereto, the Stock Purchase Contract Agreements, the Stock Purchase Units, the Warrant Agreements and the Registration Statement. We have assumed that each of the Indentures and any supplemental indentures thereto, the Stock Purchase Contract Agreements, the Stock Purchase Units and the Warrant Agreements will be duly authorized, executed and delivered by the Trustee, the Stock Purchase Contract Agent and the Warrant Agent, as the case may be, and, in the case of the Indentures, in substantially the respective forms reviewed by us, and that any Debt Securities, Stock Purchase Contracts, Stock Purchase Units or Warrants, that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, the Purchase Contract Agents or the Warrant Agent, as the

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case may be. We have assumed that the choice of New York law to govern the Debt Securities and the Indentures and any supplemental indentures thereto is a valid and legal provision. We have assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. We have also assumed that New York law will be chosen to govern the Stock Purchase Contract Agreements, the Stock Purchase Units and the Warrant Agreements, that such choice in each case is a valid and legal provision and that the Stock Purchase Contract Agreements, the Stock Purchase Units and the Warrant Agreements will contain all provisions required under the laws of the State of New Jersey in respect of contracts for the sale of securities issued by a New Jersey corporation. We have also assumed that all of the Preferred Stock and Common Stock will be duly authorized. In addition, we have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures and any supplemental indentures thereto, the Offered Securities, the Stock Purchase Contract Agreements and the Warrant Agreements, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial, administrative or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Our opinions set forth below are limited to the laws of the State of New York that, in our experience, are normally applicable to debt securities, stock purchase contracts, stock purchase units and warrants of the type covered by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated and, with respect to the laws of the State of New Jersey, we have assumed compliance with such laws. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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1.           With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture related to such Offered Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation") or the By-Laws of the Company (the "Bylaws"), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants), when issued and sold in accordance with the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities and any officers' certificate or board resolution adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury

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defense contained in the Indentures, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.            With respect to any Stock Purchase Contracts (the "Offered Stock Purchase Contracts"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters; (v) a Stock Purchase Contract Agreement relating to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; (vii) the Common Stock relating to such Offered Stock Purchase Contracts has been duly authorized for issuance; and (viii) the Offered Stock Purchase Contracts have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Stock Purchase Contract Agreement in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts (including any Stock Purchase Contracts duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency

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agreement, or upon due conversion, exchange or exercise of any Debt Securities or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

3.          With respect to any Stock Purchase Units (the "Offered Stock Purchase Units"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and related matters; (v) the terms of the Offered Stock Purchase Units and the related Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement of which the Offered Stock Purchase Units are a component so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; (vi) Debt Securities of the Company relating to such Offered Stock Purchase Contracts have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Stock Purchase Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Stock Purchase Contract Agreement in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Units (including any Stock Purchase Units duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly

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authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exchange or exercise of any Debt Securities or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4.          With respect to any Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; (vii) the Common Stock or the Preferred Stock relating to such Offered Warrants, if any, have been duly authorized for issuance; (viii) the Debt Securities relating to such Offered Warrants, if any, have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture thereto and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; and (ix) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or

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exercise of any Debt Securities or Warrants), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP